Schedule 10.3

FORM OF TELEGLOBE INTERNATIONAL HOLDINGS LTD 2004
EQUITY INCENTIVE PLAN

1.             Purpose.  The purpose of the Teleglobe International Holdings Ltd 2004 Equity Incentive Plan is to motivate and retain certain individuals who are responsible for the attainment of the primary long-term performance goals of Teleglobe International Holdings Ltd.

2.             Definitions.  When used herein, the following terms shall have the following meanings.

“Administrator” means the Board, or a committee of the Board, duly appointed to administer the Plan, shall be composed to meet the requirements of Section 162(m) of the Code, the Companies Act 1981 of Bermuda and/or the requirements established by the securities exchange or system on which the Shares are traded or listed if such requirements are applicable.

“Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Restricted Stock or Restricted Share Units.

“Award Agreement” means an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to an Award.

“Board” means the Board of Directors of the Company.

“Cause” means, with respect to a Participant, as determined by the Board in its reasonable judgment, (a) the Participant’s continued failure to substantially perform the Participant’s duties, (b) the Participant’s repeated acts of insubordination, or failure to execute Company plans and/or strategies, (c) the Participant’s acts of dishonesty resulting or intending to result in personal gain or enrichment at the expense of the Company, (d) the Participant’s commission of a felony, (e) reasonable evidence presented in writing to the Participant that the Participant engaged in a criminal act, misconduct or dishonesty, (f) violation of any written policy of the Company including, but not limited to, the Company’s employment manuals, rules and regulations after one (1) written notice from the Company regarding such violation, or (g) the Participant engaging in any act that is intended, or may reasonably be expected to harm the reputation, business, prospects or operations of the Company, its officers, directors, stockholders or employees; provided that, in the event a Participant is subject to an employment agreement or other agreement with the Company that contains a definition of “Cause,” Cause under the Plan shall have the meaning in such agreement.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

“Common Stock” means the common shares in the share capital of the Company.

“Company” means Teleglobe International Holdings Ltd, a Bermuda company and its successors.

“Disability” means, with respect to a Participant, a determination by the Administrator that such Participant is unable to perform his or her job as a result of a physical or mental impairment sufficient to prevent the Participant from performing the essential functions of his position, even after a reasonable accommodation.

“Effective Date” means the date set forth in Section 21 hereof.

“Fair Market Value” means, on any day, with respect to Common Stock which is (a) listed on a United States securities exchange, the last sales price of such Stock on such day on the largest United States securities exchange on which such Stock shall have traded on such day, or if such day is not a day on which a United States securities exchange is open for trading, on the immediately preceding day on which such securities exchange was open, (b) not listed on a United States securities exchange but is included in The NASDAQ Stock Market System (including The NASDAQ National Market), the last sales price on such system of such Stock on such day, or if such day is not a trading day, on the immediately preceding trading day, or (c) neither listed on a United States securities exchange nor included in The NASDAQ Stock Market System, the fair market value of such Stock as determined from time to time by the Administrator in good faith in its sole discretion.

“Grant Date” means the date on which an Option under the Plan is granted to a Participant.

“Incentive Stock Option” means an Option that is designated by the Administrator as an incentive stock option and qualifies as such within the meaning of Section 422 of the Code and is granted by the Administrator to a Participant.

“Key Employee” means an employee who owns more than 10% of the total combined voting power of all classes of Stock of the Company, determined at the time an Option is proposed to be granted.

“Liquidity Event” means (1) any Person who is not an affiliate of the Company becomes the beneficial owner, directly or indirectly, of fifty percent (50%) or more of the combined voting power of the then issued and outstanding securities of the Company, (2) the sale, transfer or other disposition of all or substantially all of the business and assets of the Company, whether by sale of assets, merger or otherwise, or (3) the dissolution and liquidation of the Company.

“Nonqualified Stock Option” means an Option, which is not an Incentive Stock Option, granted by the Administrator to a Participant.

“Option” means a right granted under the Plan to a Participant to purchase a stated number of Shares as an Incentive Stock Option or Nonqualified Stock Option.

“Option Period” means the period within which an Option may be exercised pursuant to the Plan.

“Participant” means any employee, director or consultant of the Company or any of its subsidiaries who is selected to participate in the Plan in accordance with Section 4 hereof.

“Period of Restriction” means the period, if any, specified in an Award Agreement during which the transfer of Shares of Restricted Stock or Restricted Share Units is limited in some way (based on the passage of time, the achievement of a performance target, if applicable, or upon the occurrence of other events as determined by the Administrator, at its discretion), and the Common Stock is subject to a substantial risk of forfeiture, as provided in Section 7 or Section 8 herein.

“Person” means any individual, partnership, firm, trust, corporation, limited liability company or other similar entity.  When two or more Persons act as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of Shares of the Company, such partnership, limited partnership, syndicate or group shall be deemed a “Person.”

“Plan” means the Teleglobe International Holdings Ltd 2004 Equity Incentive Plan, as amended from time to time.

“Plan Year” means the fiscal year of the Company.

“Restricted Share Unit” means an Award for Shares granted to a Participant pursuant to Section 8 herein.

“Restricted Stock” means an Award of Shares granted to a Participant pursuant to Section 7 herein.

“Shares” means the Common Shares of the Company, par value $.01 per Share.

“Stock” means shares of the share capital of the Company.

3.             Administration.  The Plan shall be administered by the Administrator.  Subject to the provisions of the Plan, the Administrator shall have the authority to:

(a)                                  select the Participants;

(b)                                 determine the number of Shares covered by any Award granted to a Participant; provided, however, that no Award shall be granted after the expiration of the period of ten (10) years from the Effective Date;

(c)                                  determine whether each Award shall be a grant of an Incentive Stock Option, a Nonqualified Stock Option, Restricted Stock or Restricted Share Unit; and

(d)                                 establish from time to time regulations for the administration of the Plan, interpret the Plan, delegate in writing administrative matters to committees of the Board or to other persons, and make such other determinations and take such other action, as it deems necessary or advisable for the administration of the Plan.

All decisions, actions and interpretations of the Administrator shall be final, conclusive and binding upon all parties.  With respect to Awards granted or to be granted to a Participant who is a nonemployee director, the Plan shall be administered by the full Board and any references to the Administrator shall be deemed to be references to the Board.

4.             Participation.  Participants in the Plan shall be limited to those employees, directors and consultants of the Company or any subsidiary thereof who have been notified in writing by the Administrator that they have been selected to participate in the Plan.

5.             Shares Subject to the Plan.  Awards may be granted by the Administrator to Participants from time to time.  The Shares issued with respect to Awards granted under the Plan may be authorized and unissued Shares, or, if applicable and done pursuant to applicable law or regulation, Shares purchased on the open market by the Company (at such time or times and in such manner as it may determine).  The Company shall be under no obligation to acquire Common Stock for distribution to optionholders before payment in Shares is due.  If any Award granted under the Plan shall be canceled or shall expire without the Shares covered by such Award being purchased by the applicable Award holder thereunder, new Awards may thereafter be granted covering such Shares.

The maximum aggregate number of Shares available to be granted under the Plan is equal to two million three hundred thirty-four thousand one hundred twenty-five (2,334,125) Shares and such Shares shall be reserved from the Company’s authorized and unissued share capital for Awards granted under the Plan (subject to adjustment as provided in Section 10).

6.             Terms and Conditions of Options.  Each Option granted under the Plan shall be evidenced by an Award Agreement, in a form approved by the Administrator, which shall be subject to the following express terms and conditions and to such other terms and conditions as the Administrator may deem appropriate:

(a)                                  Option Period.  Each Option agreement shall specify that the Option thereunder is granted for a period of ten (10) years, or such shorter period as the Administrator may determine, from the date of grant and shall provide that the Option shall expire on such ten (10) year anniversary, or shorter period, as the case may be (unless earlier exercised or terminated pursuant to its terms); provided, however, that any Incentive Stock Option granted to a Key Employee shall specify that the Incentive Stock Option is granted for a period of five (5) years from the date of grant and shall expire on such five (5) year anniversary.

(b)                                 Option Price.  The Option price per Share shall be the Fair Market Value at the time the Option is granted or, with respect to a Nonqualified Stock Option, such other price as the Administrator shall determine; provided, however, that the Option price per Share for any Incentive Stock Option granted to a Key Employee shall equal 110% of the Fair Market Value at the time the Incentive Stock Option is granted.

(c)                                  Vesting.  The Administrator, in its sole discretion shall determine the vesting provisions applicable to the Options under the Plan and such vesting provisions shall be set forth under the Award Agreement.  The Administrator reserves the right, in its sole discretion, to waive or reduce the vesting requirements applicable to any Options at any time.

(d)                                 Limitation on Amount of Incentive Stock Options Granted.  Options shall be treated as Incentive Stock Options only to the extent that the aggregate Fair Market Value of Stock with respect to which Incentive Stock Options are exercisable for the first time by any optionholder during any calendar year (whether under the terms of the Plan or any other stock option plan of the Company or of its parent or any subsidiary corporation) is $100,000 or less.  To the extent that such aggregate Fair Market Value exceeds $100,000, the Options shall be treated as Nonqualified Stock Options.  Fair Market Value shall be determined as of the time the Option with respect to such Stock is granted.

(e)                                  Limitations on Granting of Options.  The Administrator shall have the authority and discretion to grant to an eligible employee either Incentive Stock Options or Nonqualified Stock Options or both, but shall clearly designate the nature of each Option at the time of grant in the stock option agreement.  Participants who are consultants or non-employee directors on the date an Option is granted may only receive Nonqualified Stock Options.

(f)                                    Payment of Option Price Upon Exercise.  The option price of the Shares as to which an Option shall be exercised shall be paid to the Company at the time of exercise in cash or such other method approved by the Administrator.

(g)                                 Termination of Employment or Relationship.  Unless otherwise determined by the Administrator, in its sole discretion or as otherwise set forth in an Award Agreement:

(i)                                     In the event of a Participant’s termination of employment or relationship for Cause, all unexercised Options granted to a Participant will terminate as of the date of such termination of employment or relationship.

(ii)                                  In the event of a Participant’s termination of employment or relationship by the Company other than for Cause or the Participant resigns from employment or relationship for any reason, including, but not limited to, on account of retirement (other than on account of death or Disability), (i) any unvested portion of the Participant’s Option shall terminate and (ii) any portion of the Participant’s Option that was vested and exercisable on the date of his or her termination of employment or relationship shall remain exercisable for a period of 3 months after the date of termination, and any portion of such Option not exercised within such 3 month period shall be forfeited; provided, however, that in no event may such Option be exercised after the expiration of the Option Period.

(iii)                               In the event a Participant’s employment or relationship shall terminate on account of death or Disability, (i) any unvested portion of the Participant’s Option shall terminate and (ii) the Participant (or his or her personal representative) may exercise all vested and exercisable Options within the earlier of (x) one year from the date of such death or Disability or (y) the expiration of the Option Period.

(h)                                 Transferability of Options.  No Option granted under the Plan and no right arising under such Option shall be transferable other than by will or by the laws of descent and distribution as provided by the Companies Act 1981 of Bermuda.  During the lifetime of the Participant an Option shall be exercisable only by such Participant.  Any Option exercisable at the date of the Participant’s death and transferred by will or by the laws of descent and distribution as provided by the Companies Act 1981 of Bermuda shall be exercisable in accordance with the terms of such Option by the executor or administrator, as the case may be, of the Participant’s estate (each a “Designated Beneficiary”) for a period provided in paragraph (g)(iii) above or such longer period as the Administrator may determine, and shall then terminate.

(i)                                     Investment Representation.  Each Award Agreement may contain an undertaking that, upon demand by the Administrator for such a representation, the Participant or his Designated Beneficiary, as the case may be, shall deliver to the Administrator at the time of any exercise of an Option a written representation that the Shares to be acquired upon such exercise are to be acquired for such Participant’s or Designated Beneficiary’s own account and not with a view to, or for resale in connection with, any distribution.  Upon such demand, delivery of such representation prior to the delivery of any Shares issued upon exercise of an Option shall be a condition precedent to the right of the Participant or his Designated Beneficiary to purchase any Shares.

(j)                                     Optionholders to Have No Rights as Stockholders.  No optionholder shall have any rights as a stockholder with respect to any Shares subject to such optionholder’s Option prior to the date on which such optionholder is recorded as the holder of such Shares on the Register of Members of the Company.

(k)                                  Other Option Provisions.  The form of Award Agreement applicable to Options authorized by the Plan may contain such other provisions,

consistent with this Plan, as the Administrator may, from time to time, determine.

(l)                                     Notification of Sales of Common Stock.  Any optionholder who disposes of Shares acquired upon the exercise of an Incentive Stock Option either (a) within two (2) years from the date of the grant of the Incentive Stock Option under which the Common Stock was acquired or (b) within one (1) year after the transfer of such Shares to the optionholder, shall notify the Company of such disposition and of the amount realized upon such disposition.

(m)                               Maximum Number of Options.  The maximum aggregate number of Shares that may be granted in the form of Options in any one Plan Year to any one single Participant shall be 100% of the maximum number of Shares provided under Section 5.

7.             Restricted Stock.

(a)                                  Grant of Restricted Stock.  Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Awards of Restricted Stock to Participants in such amounts as the Administrator shall determine.

(b)                                 Restricted Stock Agreement.  Each Award applicable to Restricted Stock shall be evidenced by an Award Agreement that shall specify the restrictions, including restrictions creating a substantial risk of forfeiture, the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Administrator shall determine.  Restrictions on Restricted Stock shall lapse at such time(s) and in such manner and subject to such conditions as the Administrator shall in each instance determine, which need not be the same for each Award or for each Participant.

(c)                                  Transferability.  Except as provided in this Section 7, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Administrator and specified in the applicable Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Administrator in its sole discretion and set forth in the Award Agreement.  All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant, or in the event of the Participant’s legal incapacity, to the Participant’s legal guardian or representative.

(d)                                 Other Restrictions.  The Administrator shall impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable and as set forth in an Award Agreement including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, time-based restrictions on vesting following the attainment of a performance target, if applicable, and/or restrictions under applicable Federal, state or Bermuda securities laws.

(e)                                  Certificates.  The Company or its designee shall retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied and the Participant has been recorded as the holder of such Shares in the Register of Members of the Company.

(f)                                    Last Day of Period of Restriction.  Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

(g)                                 Voting Rights.  During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.

(h)                                 Dividends and Other Distributions.  During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may be credited with regular cash dividends, if any, paid with respect to the underlying Shares while they are so held.  The Administrator may apply any restrictions to the dividends that the Administrator deems appropriate.

(i)                                     Termination of Employment with the Company.  Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive unvested Restricted Shares following termination of the Participant’s employment with the Company.  Such provisions shall be determined in the sole discretion of the Administrator, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment with the Company.

(j)                                     Maximum Number of Shares of Restricted Stock  The maximum aggregate number of Shares that may be granted in the form of Restricted Stock in any one Plan Year to any one single Participant shall be 100% of the maximum number of Shares provided under Section 5.

8.             Restricted Share Units.

(a)                                  Grant of Restricted Share Units.  Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant

Awards of Restricted Share Units to Participants in such amounts as the Administrator shall determine.

(b)                                 Restricted Share Unit Agreement.  Each Award applicable to Restricted Share Units shall be evidenced by an Award Agreement that shall specify the restrictions, including restrictions creating a substantial risk of forfeiture, the Period(s) of Restriction, the number of Restricted Share Units, and such other provisions as the Administrator shall determine.  Restrictions on Restricted Share Units shall lapse or the Restricted Share Units shall vest at such time(s) and in such manner and subject to such conditions as the Administrator shall in each instance determine, which need not be the same for each Award or for each Participant.

(c)                                  Transferability.  Except as provided in this Section 8, the Restricted Share Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Administrator and specified in the applicable Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Administrator in its sole discretion and set forth in the Award Agreement.  All rights with respect to the Restricted Share Units granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant, or in the event of the Participant’s legal incapacity, to the Participant’s legal guardian or representative.

(d)                                 Other Restrictions.  The Administrator shall impose such other conditions and/or restrictions on any Restricted Share Units granted pursuant to the Plan as it may deem advisable and as set forth in an Award Agreement including, without limitation, a requirement that Participants pay a stipulated purchase price for each Restricted Share Unit, time-based restrictions on vesting following the attainment of a performance target, if applicable, and/or restrictions under applicable Federal, state or Bermuda securities laws.

(e)                                  Rights as a Shareholder.  Until the Restricted Share Units have vested (the Period of Restriction has lapsed) and the Participant’s name is recorded in the Company’s Register of Members, the Participant shall have no rights as a shareholder of the Company (including, but not limited to, voting or dividend rights).

(f)                                    Last Day of Period of Restriction.  Except as otherwise provided in this Section 8, Restricted Share Units covered by each Restricted Share Unit grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

(g)                                 Termination of Employment with the Company.  Each Award Agreement shall set forth the extent to which the Participant shall have the right to receive unvested Restricted Share Units following termination of the Participant’s employment with the Company.  Such provisions shall be determined in the sole discretion of the Administrator, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Restricted Share Units issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment with the Company.

(h)                                 Maximum Number of Restricted Share Units  The maximum aggregate number of Shares that may be granted in the form of Restricted Share Units in any one Plan Year to any one single Participant shall be 100% of the maximum number of Shares provided under Section 5.

(i)                                     Settlement in Cash.  At the sole discretion of the Administrator, in lieu of issuing Shares to Participants for vested Restricted Share Units, the Participant may receive a cash payment or a combination of Shares and cash for Restricted Share Units.

9.             Effect of Liquidity Event.  Notwithstanding any provision of the Plan to the contrary, unless otherwise determined by the Administrator, in its sole discretion or as otherwise set forth in an Award Agreement, if there should be a Liquidity Event, the Company shall give each Participant written notice of such Liquidity Event as promptly as practicable prior to the effective date thereof and (i) any unvested Awards as of the date of the Liquidity Event shall become immediately exercisable as of the effective date of such Liquidity Event and (ii) the Administrator may determine, in its sole discretion, the treatment of any Awards which are exercisable or vested at the time of the Liquidity Event or become exercisable or vested pursuant to this Section 9.

10.           Adjustments in Event of Change in Common Stock.  In the event of any change in the Common Stock by reason of any Stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of Shares, or of any similar change affecting the Common Stock, the number and kind of Shares which thereafter may be optioned and sold under the Plan and the number and kind of Shares subject to Award in outstanding Award Agreements and the purchase price per share thereof, if any, may be appropriately adjusted consistent with such change in such manner as the Board may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants in the Plan.  Without limiting the generality of the foregoing, if the Common Stock is recapitalized into multiple classes of Common Stock, the kind of Shares subject to Award shall be those common Shares intended for broad general ownership rather than any class of special super-voting or other control Stock.

11.           Plan and Awards Not to Confer Rights with Respect to Continuance of Employment or Relationship.  Neither the Plan nor any action taken thereunder shall be construed as giving any Participant any right to continue such Participant’s relationship with the Company or a subsidiary thereof, nor shall it give any employee the right to be retained in the employ of the Company, or interfere in any way with the right of the Company to terminate any Participant’s employment or relationship, as the case may be, at any time with or without Cause.

12.           No Claim or Right Under the Plan.  No employee, director or consultant of the Company or any of its subsidiaries shall at any time have the right to be selected as a Participant in the Plan nor, having been selected as a Participant and granted an Award, to be granted any additional Award.

13.           Listing and Qualification of Shares.  The Plan, the grant and exercise of Awards thereunder, and the obligation of the Company to sell and deliver Shares under such Awards, shall be subject to all applicable Federal, state and Bermuda laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.  The Company, in its discretion, may postpone the issuance or delivery of Shares upon any exercise of an Award until completion of any stock exchange listing, or other qualification of such Shares under any Bermuda, state or Federal law, rule or regulation as the Company may consider appropriate, and may require any Award holder to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the Shares in compliance with applicable laws, rules and regulations.  Certificates representing Shares acquired by the exercise of an Award may bear such legend as the Company may consider appropriate under the circumstances.

14.           Taxes.  The Company may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all federal, state, local and other taxes required by law to be withheld with respect to Awards under the Plan including, but not limited to (a) reducing the number of Shares otherwise deliverable, based upon their Fair Market Value on the date of exercise, to permit deduction of the amount of any such withholding taxes from the amount otherwise payable under the Plan, (b) deducting the amount of any such withholding taxes from any other amount then or thereafter payable to a Participant, or (c) requiring a Participant, beneficiary or legal representative to pay to the Company the amount required to be withheld or to execute such documents as the Company deems necessary or desirable to enable it to satisfy its withholding obligations as a condition of releasing the Share.

15.           No Liability of Administrator.  No member of the Administrator shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Administrator nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board arising out of any act or omission to act in connection with the Plan unless such act arises out of the member’s own fraud or bad faith.

16.           Amendment or Termination.  The Administrator may, with prospective or retroactive effect, amend, suspend or terminate the Plan or any portion thereof at any time and for any reason; provided, however, that no amendment or other action that requires stockholder approval in order for the Plan to continue to comply with applicable law, rule or regulation shall be effective unless such amendment or other action shall be approved by the requisite vote of stockholders of the Company entitled to vote thereon and no repricing of Awards under the Plan shall occur without stockholder approval.

17.           Compliance with Section 162(m) of the Code.  At all times when Section 162(m) of the Code is applicable, all Awards granted under the Plan shall comply with the requirements of Section 162(m) of the Code; provided, however, that in the event the Administrator determines that such compliance is not desired with respect to any Award of Restricted Stock or Restricted Share Units, compliance with Section 162(m) of the Code will not be required.  In addition, in the event that changes are made to Section 162(m) of the Code to permit greater flexibility with respect to any Award or Awards available under the Plan, the Administrator may, subject to Section 16, make any adjustments it deems appropriate.

18.           Captions.  The captions preceding the sections of the Plan have been inserted solely as a matter of convenience and shall not in any manner define or limit the scope or intent of any provision of the Plan.

19.           Governing Law.  The Plan and all rights thereunder shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

20.           Severability.  In the event that any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

21.           Effective Date.  The Plan shall become effective as of                   , 2004.